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KEYCORP
                                                                   [logo]
NEWS                    127 Public Square, Cleveland, Ohio 44114
==============================================================================


   CONTACT:     John Fuller (216) 689-8140 (media)
                Jay Gould (216) 689-4721 (analysts)




   FOR IMMEDIATE RELEASE


                KEYCORP REPORTS RECORD QUARTERLY EARNINGS

        CLEVELAND, April 19, 1994 -- KeyCorp (NYSE: KEY) today reported record quarterly earnings of $209 million for the 1994 first quarter, up 10 percent from the year-ago quarter. Earnings per common share for the first quarter were $0.85, also up 10 percent from the 1993 first quarter. Prior year results have been restated for the March 1, 1994, merger with Society Corporation, accounted for as a pooling of interests.

        "The 1994 first quarter included significant milestones in KeyCorp's history as the previously announced merger with Society Corporation was approved by shareholders and closed on March 1, 1994," said Victor J. Riley, Jr., chairman of the board and chief executive officer. "Completing this merger in only five months makes this one of the fastest and smoothest mergers in banking history. It also speaks to the merger experience and sense of teamwork and accomplishment that characterizes our new company. I'm pleased to report that much of the merger and integration effort is behind us. The functions of some 40 merger-integration task forces have now shifted to the new management team. This, in turn, allows us to direct our efforts toward achieving the previously announced expense savings. We are also encouraged by early signs related to the revenue enhancement opportunities made possible by the merger."


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KeyCorp Reports Record Quarterly Earnings
April 19, 1994
Page 2


   Commenting on financial performance, James W. Wert, senior executive vice president and chief financial officer, noted, "KeyCorp's financial performance continued at a high level in the first quarter, with a return on average total assets of 1.41 percent and a return on average common equity of 19.2 percent, placing KeyCorp at or near the top of industry rankings for these important measures. Our efficiency ratio for the quarter improved to 60.1 percent from
61.4 percent in the 1993 fourth quarter, after excluding nonrecurring items. This is particularly encouraging since most merger-related expense savings are only now in the process of beginning to be realized by the new company. We are also pleased to note that average loans in the first quarter increased at an annualized rate of 10 percent from the 1993 fourth quarter, continuing the growth of recent quarters and partially offsetting the impact of a narrowing of the net interest margin.

   "Credit quality measures also continued to improve," said Wert. "Nonperforming assets declined $36 million, or 7 percent, from the 1993 fourth quarter and represented 1.12 percent of loans plus other real estate owned and other nonperforming assets. Net loan charge-offs also declined in the quarter to a low level, totaling only $31 million, or just 0.31 percent of average loans, down from $44 million (0.45 percent) in the 1993 fourth quarter."

   Reflecting the improvement in credit quality measures, the provision for loan losses in the 1994 first quarter was $37 million, down from $56 million in the year-ago quarter and down $10 million from the 1993 fourth quarter. Even so, the current quarter's provision was $5 million greater than the net charge-offs, resulting in a slight increase in the allowance for loan losses and related nonperforming loan and nonperforming asset coverage ratios.

   Net interest income in the 1994 first quarter was up $14 million, or 2 percent, from the year-ago quarter. The favorable impact of a $4.3 billion, or 8 percent,

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KeyCorp Reports Record Quarterly Earnings
April 19, 1994
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increase in the level of average earning assets was partially offset by a decline in the net interest margin to 5.03 percent from 5.40 percent in the year-ago quarter. Compared to the 1993 fourth quarter, net interest income decreased $10 million, or 2 percent, reflecting a decline in the net interest margin from 5.21 percent to 5.03 percent in the current quarter. This more than offset the favorable impact of a $1.7 billion, or 3 percent, increase in average earning assets. Compared to 1993 periods, narrowing spreads are attributed to earning assets growth, a modest rise in short-term interest rates, and the repricing of higher-yielding investment securities and mortgage-related assets.

   Excluding the effects of acquisitions and run-off of out-of-market loans acquired through regulator-assisted transactions in the State of New York, average loans in the 1994 first quarter were up $1.7 billion, or 4 percent, from the year-ago quarter. The benefits of regional diversity were apparent as the growth in bank loans in the Rocky Mountain and Northwest regions of 8 percent and 7 percent, respectively, continued to outpace growth in the Great Lakes and Northeast regions, 5 percent and 1 percent, respectively.

   Noninterest income in the 1994 first quarter was $227 million. When noncore items such as special asset management fees and net securities transactions are excluded from all reporting periods for comparison purposes, core noninterest income in the current quarter was $218 million, up $13 million or 6 percent from the year-ago quarter, but down slightly ($2 million) from the 1993 fourth quarter. This latter decrease reflected a $6 million decline in mortgage banking income, as the 1993 fourth quarter represented an all-time high in origination activity, as well as a $3 million decline in credit card fees. These declines were partially offset by a $3 million increase in trust income and a $4 million increase in all other income.

   Special asset management fees are associated with loan collection work performed for the FDIC. These fees are anticipated to decrease over time as the FDIC

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KeyCorp Reports Record Quarterly Earnings
April 19, 1994
Page 4


assets under contract are collected and, therefore, decline. In addition, these fees exhibit quarter-to-quarter volatility depending on the timing associated with the loan work-outs. For this reason, they are considered noncore fee income.

   Noninterest expense totaled $543 million in the 1994 first quarter. When noncore items such as net OREO expense and merger and integration charges are excluded from all reporting periods for comparison purposes, 1994 first quarter core noninterest expense was up 3 percent from the year-ago quarter, but down $18 million, or 3 percent, from the 1993 fourth quarter. Contributing to this decline were decreases in personnel and other expenses of $10 million and $12 million, respectively, which were partially offset by a $6 million increase in net occupancy costs. First quarter 1994 net OREO expense was down $10 million compared to the 1993 fourth quarter.

   Another event of the 1994 first quarter was the completion of the acquisition of Commercial Bancorporation of Colorado, with some $400 million in assets and 10 offices. This acquisition increases KeyCorp's presence in Northeast Colorado, one of the nation's fastest growing markets. With this acquisition, Key Bank of Colorado had $587 million in total assets as of March 31, 1994.

   Effective January 1, 1994, the corporation adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new accounting standard requires, among other things, that management classify its securities into three portfolios: securities held to maturity, securities available for sale, and trading securities. Securities available for sale are adjusted to their fair values through shareholders' equity with no impact on net income. As a result of this accounting change, approximately $4.5 billion of securities were classified as available for sale at March 31, 1994, and shareholders' equity was reduced by $23 million, representing the net unrealized after-tax loss on these securities.


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KeyCorp Reports Record Quarterly Earnings
April 19, 1994
Page 5


    At March 31, 1994, assets totaled $61.5 billion and equity capital totaled $4.5 billion. The March 31, 1994, Tier 1 capital ratio was estimated at 8.71 percent.



EDITORS NOTE:   For a free fax copy of this release, please call
                1-800-758-5804, Ext. 804350


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
   KEYCORP REPORTS RECORD QUARTERLY EARNINGS
   APRIL 19, 1994
   PAGE 6

          FINANCIAL HIGHLIGHTS
   (dollars in millions, except per share amounts)


                                                    Three months ended
                                         -----------------------------------------
                                           3-31-94        12-31-93       3-31-93
                                         -----------    ------------   -----------
SUMMARY OF OPERATIONS
   Net interest income (TE)                   $682.7         $693.1          $669.9
   Provision for loan losses                    36.8           46.4            55.9
   Noninterest income                          226.6          237.1           222.6
   Noninterest expense                         542.8          689.5           535.0
   Net income                                  208.6          122.3           189.9

PER COMMON SHARE
   Net income                                  $ .85          $ .49           $ .77
   Cash dividends                                .32            .28             .28
   Book value at period-end                    17.88          17.53           16.19
   Market price at period-end                  30.00          29.75           34.63

AT PERIOD END
   Full-time equivalent employees             30,054         29,983          29,170
   Full-service banking offices                1,276          1,267           1,292

PERFORMANCE RATIOS
   Return on average total assets               1.41 %          .83 %          1.38 %
   Return on average common equity             19.20          11.09           19.83
   Return on average total equity              18.88          11.05           19.27
   Efficiency (1)                              60.13          61.35           60.04
   Overhead (2)                                47.27          48.12           46.84
   Net interest margin                          5.03           5.21            5.40

CAPITAL RATIOS AT PERIOD-END
   Equity to assets                             7.38 %         7.37 %          6.98 %
   Tangible equity to tangible assets           6.55           6.51            5.89
   Tier 1 risk-adjusted capital (3)             8.71           8.73            8.05
   Total risk-adjusted capital (3)             12.10          12.22           11.24
   Leverage                                     6.82           6.72            6.37

(1)  Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities gains and certain gains on asset sales).

(2)  Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities gains and certain gains on asset sales) divided by taxable-equivalent net interest income.

(3)  3-31-94 ratio is estimated.

TE = Taxable equivalent

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
APRIL 19, 1994
PAGE 7

          FINANCIAL HIGHLIGHTS
   (dollars in millions, except per share amounts)

                                                              Three months ended
                                                  -----------------------------------------
                                                    3-31-94        12-31-93       3-31-93
                                                  -----------    ------------   -----------
ASSET QUALITY
    Net loan charge-offs                                 $31.3         $44.2           $61.6
    Net loan charge-offs to average loans                  .31 %         .45 %           .66 %
    Allowance for loan losses                           $812.6        $802.7          $793.2
    Allowance for loan losses to
      period-end loans                                    1.96 %        2.00 %          2.07 %
    Allowance for loan losses to
      nonperforming loans                               256.53        238.69          159.46
    Nonperforming loans at period-end                   $316.8        $336.3          $497.5
    Nonperforming assets at period-end                   464.0         500.1           839.6
    Nonperforming loans to period-end loans                .77 %         .84 %          1.30 %
    Nonperforming assets to period-end loans plus
      OREO and other nonperforming assets                 1.12          1.24            2.17

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
APRIL 19, 1994
PAGE 8

                              CONSOLIDATED BALANCE SHEETS
                                 (dollars in millions)


ASSETS                                                              3-31-94       12-31-93        3-31-93
                                                                  -----------   ------------    -----------
    Loans                                                          $41,379.8     $40,071.3       $38,371.7
    Mortgage loans held for sale                                       901.6       1,325.3           653.9
    Investment securities                                            9,091.2      11,122.1         9,452.4
    Securities available for sale                                    4,474.8       1,726.8         2,189.4
    Short-term investments                                              66.1         107.2         1,679.0
                                                                  -----------   ------------    -----------
        Total earning assets                                        55,913.5      54,352.6        52,346.4
    Allowance for loan losses                                         (812.6)       (802.7)         (793.2)
    Cash and due from banks                                          2,830.7       2,777.4         2,833.0
    Premises and equipment                                             910.9         912.9           891.5
    Other real estate owned                                            134.3         150.4           327.1
    Goodwill                                                           381.4         385.4           406.7
    Other intangible assets                                            161.6         163.9           262.1
    Purchased mortgage servicing rights                                197.9         188.6           176.4
    Other assets                                                     1,758.1       1,502.6         1,400.8
                                                                  -----------   ------------    -----------
        TOTAL ASSETS                                               $61,475.8     $59,631.2       $57,850.8
                                                                  ===========   ============    ===========


LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                         $8,213.6      $8,826.3        $7,780.4
        Interest-bearing                                            36,182.0      35,658.3        35,979.5
    Deposits in foreign office-interest-bearing                      2,485.0       2,014.5         1,204.4
                                                                  -----------   ------------    -----------
        Total deposits                                              46,880.6      46,499.1        44,964.3
    Federal funds purchased and securities
      sold under agreements to repurchase                            5,674.5       4,120.3         5,036.2
    Other short-term borrowings                                      1,560.2       1,776.2           880.7
    Other liabilities                                                1,079.7       1,078.1         1,029.1
    Long-term debt                                                   1,744.5       1,763.9         1,904.1
                                                                  -----------   ------------    -----------
        TOTAL LIABILITIES                                           56,939.5      55,237.6        53,814.4

SHAREHOLDERS' EQUITY
    Preferred stock                                                    160.0         160.0           184.0
    Common equity                                                    4,376.3       4,233.6         3,852.4
                                                                  -----------   ------------    -----------
        TOTAL SHAREHOLDERS' EQUITY                                   4,536.3       4,393.6         4,036.4


        TOTAL LIABILITIES AND                                     -----------   ------------    -----------
          SHAREHOLDERS' EQUITY                                     $61,475.8     $59,631.2       $57,850.8
                                                                  ===========   ============    ===========

Common Shares outstanding (000)                                      244,763       241,547         237,936

KEYCORP REPORTS RECORD QUARTERLY EARNINGS
APRIL 19, 1994
PAGE 9

                                   CONSOLIDATED STATEMENTS OF INCOME
                           (dollars in millions, except per share amounts)

                                                    Three months ended
                                         -----------------------------------------
                                           3-31-94       12-31-93        3-31-93
                                         -----------   ------------    -----------
INTEREST INCOME                             $1,045.0      $1,050.5        $1,047.4

INTEREST EXPENSE                               376.9         372.2           393.3

                                         -----------   ------------    -----------
NET INTEREST INCOME                            668.1         678.3           654.1
Provision for loan losses                       36.8          46.4            55.9
                                         -----------   ------------    -----------

                                               631.3         631.9           598.2

NONINTEREST INCOME
  Trust income                                  57.0          54.4            62.9
  Service charges on deposit accounts           62.3          62.9            60.7
  Mortgage banking income                       19.4          25.2            14.0
  Special asset management fees                  2.2          17.7            16.3
  Credit card fees                              16.7          19.2            16.3
  Insurance and brokerage                       16.0          16.0            14.1
  Net securities gains (losses)                  6.4          (0.1)            1.3
  Other income                                  46.6          41.8            37.0
                                         -----------   ------------    -----------
      Total noninterest income                 226.6         237.1           222.6

NONINTEREST EXPENSE
  Personnel                                    275.6         285.6           257.3
  Net occupancy                                 55.5          49.6            50.9
  Equipment                                     39.9          40.5            38.7
  FDIC insurance assessments                    24.0          24.1            26.3
  OREO expense, net of income                    1.3          11.7             8.7
  Professional fees                             12.5          13.7            13.0
  Merger and integration charges                  --         118.7              --
  Other expense                                134.0         145.6           140.1
                                         -----------   ------------    -----------
      Total noninterest expense                542.8         689.5           535.0
                                         -----------   ------------    -----------
INCOME BEFORE INCOME TAXES                     315.1         179.5           285.8
  Income taxes                                 106.5          57.2            95.9
                                         -----------   ------------    -----------
NET INCOME                                    $208.6        $122.3          $189.9
                                         ===========   ============    ===========

Net income applicable to Common Shares        $204.6        $118.4          $184.4
Net income per Common Share                      .85           .49             .77
Wtd. avg. Common Shares outstanding (000)    241,926       240,778         237,926
Taxable-equivalent adjustment                  $14.6         $14.8           $15.8

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KEYCORP REPORTS RECORD QUARTERLY EARNINGS
APRIL 19, 1994
PAGE 10

                                   CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                                     (in millions)

                                                                 Three months ended
                                                      -----------------------------------------
ASSETS                                                  3-31-94        12-31-93       3-31-93
                                                      -----------    ------------   -----------
    Loans                                               $40,242.2     $39,257.9       $37,322.9
    Mortgage loans held for sale                          1,139.2       1,278.1           752.6
    Investment securities                                 7,743.3      10,369.8         9,162.7
    Securities available for sale                         5,260.9       1,773.3         2,333.0
    Short-term investments                                  154.9         140.3           703.2
                                                      -----------    ------------   -----------
        Total earning assets                             54,540.5      52,819.4        50,274.4
    Allowance for loan losses                              (815.8)       (807.9)         (795.8)
    Other assets                                          6,248.4       6,277.8         6,157.1
                                                      -----------    ------------   -----------
        TOTAL ASSETS                                    $59,973.1     $58,289.3       $55,635.7
                                                      ===========    ============   ===========


LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                              $7,802.7      $8,166.4        $7,302.1
        Interest-bearing                                 35,604.3      35,649.1        35,024.3
    Deposits in foreign office-interest-bearing           2,678.0       1,282.6           976.1
                                                      -----------    ------------   -----------
        Total deposits                                   46,085.0      45,098.1        43,302.5
    Federal funds purchased and securities
      sold under agreements to repurchase                 4,993.3       4,472.5         4,631.5
    Other short-term borrowings                           1,435.2       1,239.8           899.0
    Other liabilities                                     1,220.8       1,200.3           974.6
    Long-term debt                                        1,756.9       1,883.9         1,832.9
                                                      -----------    ------------   -----------
        TOTAL LIABILITIES                                55,491.2      53,894.6        51,640.5

SHAREHOLDERS' EQUITY
    Preferred stock                                         160.0         160.0           224.0
    Common equity                                         4,321.9       4,234.7         3,771.2
                                                      -----------    ------------   -----------
        TOTAL SHAREHOLDERS' EQUITY                        4,481.9       4,394.7         3,995.2

        TOTAL LIABILITIES AND                         -----------    ------------   -----------
          SHAREHOLDERS' EQUITY                          $59,973.1     $58,289.3       $55,635.7
                                                      ===========    ============   ===========